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                                   EXHIBIT 21
                          SUBSIDIARIES OF THE COMPANY
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                                                                                             JURISDICTION
           PARENT                                     SUBSIDIARY                            OF INCORPORATION
--------------------------------     --------------------------------------                 ----------------
American Business Financial          American Business Credit, Inc. ("ABC")                   Pennsylvania
Services, Inc. ("ABFS")

              ABC                    Processing Service Center, Inc.                          Pennsylvania

              ABC                    HomeAmerican Credit, Inc. ("HAC")(1)                     Pennsylvania

              ABC                    HomeAmerican Consumer Discount, Inc.                     Pennsylvania

              ABC                    American Business Leasing, Inc.                          Pennsylvania

              ABC                    ABC Holdings Corporation                                 Pennsylvania

              ABC                    American Business Finance Corporation                      Delaware

              ABC                    August Advertising Agency Inc.                           Pennsylvania

           ABC & HAC                 ABFS 1995-1, Inc.                                          Delaware

           ABC & HAC                 ABFS 1995-2, Inc.                                          Delaware

           ABC & HAC                 ABFS 1996-1, Inc.                                          Delaware

           ABC & HAC                 ABFS 1996-2, Inc.                                          Delaware

           ABC & HAC                 ABFS 1997-1, Inc.                                          Delaware

           ABC & HAC                 ABFS 1997-2, Inc.                                          Delaware

              ABC                    New Jersey Mortgage and Investment Corp.                  New Jersey
                                     ("NJMIC")

             NJMIC                   Federal Leasing Corp. ("FLC")                             New Jersey

              FLC                    FLC Financial Corp.                                        Delaware

              FLC                    FLC Financial Corp. II                                     Delaware


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(1) HomeAmerican Credit, Inc. is doing business as Upland Mortgage.